UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: June 4, 2015

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
As previously disclosed by the Registrant, on April 30, 2015, Laurelton Diamonds, Inc., a wholly owned subsidiary of Registrant, entered into the Fifth Amendment Agreement (the “Amendment”) relating to a US $50 Million Amortising Term Loan Facility Agreement (the “Facility Agreement”) with Koidu Limited (previously Koidu Holdings S.A.), a British Virgin Islands company, Octea Limited, a British Virgin Islands company (“Octea”), and BSG Resources Limited, a Guernsey company.

Pursuant to the terms of the Amendment, each of the conditions subsequent relating to the accession of Octea to the Facility Agreement has been satisfied. As a result, the deferral of the principal payment due to the Original Lender on March 30, 2015 has become effective, subject to the acceleration conditions set forth in the Amendment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: June 4, 2015

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